Exhibit 99.1

May 5, 2019
Sue D’Emic

Re: Employment Agreement
Dear Sue:
This letter agreement (this “Agreement”) sets forth the terms and conditions of your employment as Senior Vice President, Chief Accounting Officer and Controller of Booking Holdings Inc., a Delaware corporation, with its principal United States office at 800 Connecticut Avenue, Norwalk, Connecticut 06854 (the “Company”), effective as of May 10, 2019 (the “Effective Date”). In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, you and the Company agree as follows:
1.Your Term of Employment. Your employment with the Company under this Agreement will begin on the Effective Date and end as provided in Section 7 hereof (the “Employment Term”). Notwithstanding anything in this Agreement to the contrary, you will be an at-will employee of the Company and you or the Company may terminate your employment with the Company for any reason or no reason at any time.
2.    Your Positions and Duties.
(a)    Beginning on the Effective Date, you will serve as Senior Vice President, Chief Accounting Officer and Controller of the Company.
(b)    You will report directly to the Chief Financial Officer of the Company (the “Chief Financial Officer”). You will have duties and authority consistent with the position of Senior Vice President, Chief Accounting Officer and Controller and such other duties reasonably consistent with your role as a senior executive of the Company as the Chief Financial Officer or the Board of Directors of the Company (the “Board”) may assign to you from time to time.
(c)    During the Employment Term, you will devote substantially all of your business time and efforts to the performance of your duties under this Agreement; provided, however, that you will be allowed, to the extent that such activities do not materially interfere with the performance of your duties and responsibilities, to serve on corporate, civic, charitable and industry boards or committees. The Company acknowledges that, during the Employment Term, you will be permitted to continue to serve as a member of the board of directors of Casa Systems, Inc. and as chair of its Audit Committee. Notwithstanding the foregoing, during the Employment Term, you will not serve on the board of directors, board of trustees or any similar governing body of any other for-profit entity unless approved in advance by the Chief Financial Officer.
3.    Base Salary. During the Employment Term, your base salary will be at an annual rate of not less than $400,000, and will be payable in accordance with the usual payroll practices of the Company. Your base salary will be subject to annual review by the Board or the Compensation Committee of the Board (the “Compensation Committee”) during the Employment Term and may be increased from time to time by the Board or the Compensation Committee, but not decreased, unless the Board or the Compensation Committee reduces the base salary in a proportionate amount for all executive officers of the Company (as determined from time to time, your “Base Salary”).
4.    Incentive Compensation.
(a)    Bonus. You will be eligible to participate in any annual bonus plan the Company may implement for senior executives of the Company at any time during the Employment Term. For 2019, your annual bonus will be no less than $400,000 and will be payable in cash by March 15, 2020 in accordance with the terms of the Company’s annual bonus plan. For the avoidance of doubt, if your annual bonus for 2019 is determined to exceed $400,000, such additional amount will not be prorated for the duration of your employment with the Company during 2019. In subsequent years during the Employment Term, your target annual bonus (“Annual Bonus”) will be equal to 100% of your Base Salary and will be payable in cash in accordance with the terms of the Company’s annual bonus plan.
(b)    Long Term Compensation. For each fiscal year during the Employment Term, you will be eligible to participate in any long-term incentive compensation plan generally made available to senior executives of the Company. Subject to your continued employment with the Company, you will be granted a target number of performance share units (the “2019 PSUs”) on the Company’s first established quarterly grant date that occurs immediately following the Effective Date (the “Grant Date”), which number will be equal to the quotient of $1,500,000, divided by the “Fair Market Value” per share of the Company’s common stock as determined under the Company’s 1999 Omnibus Plan, as amended from time to time (the “1999 Omnibus Plan”), on the Grant Date. The 2019 PSUs will have other terms generally consistent with those applicable to grants to other senior executives of the Company (and for subsequent years, the amount and terms of any long-term incentive grants will be determined by the Compensation Committee in its sole discretion). In subsequent years during the Employment Term, the target number of any equity awards granted to you under any long-term incentive compensation plan will be in amount that is substantially consistent with those awards granted to other senior executives of the Company (other than the Chief Executive Officer of the Company).
(c)    New Hire Grant. You will receive an equity incentive compensation award of restricted stock units (the “New Hire RSUs”), which will be granted to you on the Grant Date. The number of New Hire RSUs will be in an amount equal to the quotient of $2,000,000, divided by the “Fair Market Value” per share of the Company’s common stock as determined under the 1999 Omnibus Plan on the Grant Date, will vest and be settled in Company common shares on each of the first three anniversaries of the Grant Date (each year, a “Vesting Period”), subject to your continued service through each such date, and will otherwise be governed by the terms set forth in an award agreement under the 1999 Omnibus Plan.
(d)    Signing Bonus. Within thirty (30) days following the Effective Date, the Company will make a lump sum payment to you in an amount equal to $250,000 (the “Signing Bonus”); provided, however, that if your employment is terminated by the Company for Cause or by you prior to the first anniversary of the Effective Date, you agree to repay to the Company all or a portion of the Signing Bonus within thirty (30) days following such termination as follows: if such termination occurs (i) within ninety (90) days following the Effective Date, you will repay 100% of the Signing Bonus; (ii) within ninety-one (91) to 180 days following the Effective Date, you will repay 75% of the Signing Bonus; (iii) within 181 to 270 days following the Effective Date, you will repay 50% of the Signing Bonus; and (iv) within 271 to 365 days following the Effective Date, you will repay 25% of the Signing Bonus.
5.    Employee Benefits and Vacation.
(a)    During the Employment Term, you will be entitled to participate in benefit plans and arrangements and fringe benefits and perquisite programs no less favorable than those provided to other similarly-situated senior executives of the Company.
(b)    During the Employment Term, you will be entitled to vacation each year in accordance with the Company’s policies in effect from time to time, but in no event less than 28 days of paid vacation per calendar year. You will also be entitled to such periods of sick leave as is customarily provided by the Company for its senior executive employees.
6.    Business Expenses. The Company will reimburse you for the travel, entertainment and other business expenses you incur in the performance of your duties, in accordance with the Company’s policies as in effect from time to time; provided, however, that such expenses must be paid no later than the last day of the calendar year following the calendar year in which such expenses were incurred and further provided that in no event will the amount of expenses so reimbursed in one taxable year affect the amount of expenses eligible for reimbursement in any other taxable year.
7.    Termination. (1) Your employment under this Agreement will terminate upon the earliest to occur of any of the following events:
(i)    the termination of your employment by the Company due to your Disability pursuant to Section 7(b);
(ii)    the termination of your employment by the Company without Cause;
(iii)    your resignation upon sixty (60) days’ written notice;
(iv)    the termination of your employment by the Company for Cause pursuant to Section 7(c); or
(v)    your death.

Effective as of the date of any termination of your employment for any reason, you hereby agree to tender your resignation from, will be deemed to have automatically resigned from, all offices and directorships you hold at the Company and any of its affiliates at the date of such termination, including, without limitation, the position of Senior Vice President, Chief Accounting Officer and Controller.

(b)    Termination Due to Disability. If, by reason of the same or related physical or mental illness or incapacity, you are unable to carry out your material duties pursuant to this Agreement for more than six (6) consecutive months, the Company may terminate your employment for disability (“Disability”) after providing you with thirty (30) days’ written notice. A termination due to Disability will not be effective if you return to the full-time performance of your material duties within such thirty (30) day notice period.
(c)    Cause. Your employment hereunder may be terminated by the Company for Cause. For purposes of this Agreement, the term “Cause” means (A) your willful and continued failure substantially to perform your duties and obligations to the Company (other than any such failure resulting from incapacity due to physical or mental illness); (B) your willful engagement in misconduct which is materially injurious to the Company; (C) your commission of a felony; (D) your willful and material violation of any Company code of conduct; (E) your commission of a crime against the Company which is materially injurious to the Company; (F) the failure of any of your representations in Section 17 to have been true and correct; (G) your material breach of any non-competition, non-solicitation or other restrictive covenant that you enter into with the Company or a subsidiary; or (H) your willful and material breach of any confidentiality agreement that you enter into with the Company or a subsidiary. For purposes of this paragraph, no act, or failure to act, on your part will be considered “willful” unless done or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interests of the Company. Any determination of Cause shall be made by the Compensation Committee in its sole discretion.
8.    Consequences of Termination of Employment.
(a)    Termination by the Company without Cause during the Employment Term. Subject to Section 8(e), if your employment is terminated by the Company without Cause during the Employment Term, then you will be entitled to receive: (i) any compensation earned but not yet paid as of the date of termination, including, without limitation, any amount of Base Salary earned but unpaid, any accrued vacation pay payable pursuant to the Company’s policies, and any unreimbursed business expenses payable pursuant to Section 6 (collectively “Accrued Amounts”), which amounts will be promptly paid in a lump sum; (ii) any bonus earned but not yet paid for a completed fiscal year; (iii) an amount equal to one (1) times the sum of your Base Salary and target Annual Bonus, if any, for the year in which such termination occurs, paid in equal installments over a period of twelve (12) months after the date of termination in accordance with the Company’s regular payroll practices, commencing no later than sixty (60) days after the date of your employment termination (provided, however, if the Base Salary or target Annual Bonus, if any, has been decreased in the twelve (12) months before the termination, the amount to be used will be the highest Base Salary and target Annual Bonus, if any, during such twelve (12) month period); (iv) outplacement services for a time period (not less than twelve (12) months) established by the Company, by a firm selected by the Company in its sole discretion, and at the expense of the Company (provided, however, that, all such outplacement services must be completed by December 31 of the second calendar year following the calendar year in which the date of termination occurs and the Company will be required to make all payments to you for such outplacement services by December 31 of the third calendar year following the calendar year in which the date of termination occurs); (v) any other amounts or benefits owing to you under the then applicable employee benefit, long-term incentive or equity plans and programs of the Company, which will be paid or treated in accordance with the terms of such plans and programs and this Agreement; (vi) continuation of group health benefits for a period of twelve (12) months following the date of termination as if you were an employee of the Company, subject to the terms set forth in Section 8(c); and (vii) if (A) your employment is terminated after June 30 of the then current fiscal year and (B) a bonus plan is in place, the product of (x) the Annual Bonus for the fiscal year of your termination determined at target performance, and (y) a fraction, the numerator of which is the number of days of the year in which your termination occurs during which you were employed by the Company, and the denominator of which is 365 (or 366 in a leap year), which prorated Annual Bonus will be paid in a lump sum when bonuses for such period are paid to the Company’s other senior executives, but, in any event, in the fiscal year following the fiscal year in which such Annual Bonus is earned. Your receipt of the payments and benefits described in this Section 8(a) (other than the Accrued Amounts) is conditioned on and subject to your compliance with the Ancillary Agreements (as defined in Section 11) and your execution on or after the date of termination of a release of claims in favor of the Company, substantially in the form attached as Appendix A to this Agreement (the “Release”), that becomes effective within 55 days after the date of termination.
(b)    Other Terminations of Employment. If your employment is terminated during the Employment Term for any reason other than by the Company without Cause, you will be entitled to receive: (i) any Accrued Amounts at the date of termination; (ii) any bonus earned but not yet paid for a completed fiscal year; and (iii) any other amounts or benefits owing to you under the then applicable employee benefit plans, long term incentive plans or equity plans and programs of the Company which will be paid or treated in accordance with the terms of such plans and programs.
(c)    Continuation of Group Health Benefits. With respect to any continuation of group health benefits to you or your dependents in connection with your termination of employment pursuant to Section 8 of this Agreement, you will pay the full cost for such group health coverage on an after-tax basis for each month that you elect to retain such coverage by payment of the monthly cost of such coverage as determined for purposes of health care continuation under Section 4980B of the Internal Revenue Code of 1986, as amended (the “COBRA Premium”). Within five (5) business days after the date of the effectiveness of the Release, the Company will make a payment to you equal to the number of full and partial months remaining in the calendar year in which your employment is terminated, multiplied by the difference between the COBRA Premium for such year and the monthly amount that you were required to pay for group health coverage immediately prior to your termination of employment. On each January 2 thereafter until the end of the twelve (12) month period, as applicable, if you have maintained group health coverage through the last day of the preceding calendar year, the Company will make a payment to you equal to the difference between the COBRA Premium and the monthly amount that you were required to pay for group health coverage immediately prior to the termination of your employment, multiplied by twelve (12), or, if the period of coverage is for less than a year, by the number of full and partial months remaining in the year until the end of the twelve (12) month period. Notwithstanding the foregoing, the period of coverage following the date of your termination of employment will be considered to be the period during which you will be eligible for continuation coverage under Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”). If this Agreement to provide group health benefits continuation results in any non-compliance with or impositions of penalties under the Patient Protection and Affordable Care Act or other applicable law, then the parties agree to modify this Agreement so that it complies with the terms of such laws.
(d)    Determination of Earned Bonus. For purposes of this Agreement, an Annual Bonus in respect of services performed in a fiscal year will not be considered to be earned until after the Compensation Committee has reviewed the Company’s performance and your performance in respect of such year and has determined the amount of the Annual Bonus, if any, to be payable to you in respect of such year’s performance.
(e)    Separation from Service. Notwithstanding anything in this Agreement to the contrary, if you are a “specified employee” (within the meaning of Section 409A of the Code) and any payment made pursuant to this Agreement is considered to be a “deferral of compensation” (as such phrase is defined for purposes of Section 409A of the Code) that is payable upon your “separation from service” (within the meaning of Section 409A of the Code), then the payment date for such payment will be the date that is the first (1st) day of the seventh (7th) month after the date of your “separation from service” with the Company (determined in accordance with Section 409A of the Code) or your earlier death. In addition, if the event triggering your right to benefits or payments hereunder is your termination of employment, but such termination of employment does not constitute a “separation from service” with the Company within the meaning of Section 409A of the Code, then the benefits or payments hereunder payable by reason of such termination of employment that are considered to be a “deferral of compensation” under Section 409A of the Code will not be paid upon such termination of employment, but instead, will remain an obligation of the Company to you and will be paid or provided to you upon the first to occur of: (i) your “separation from service” (within the meaning of Section 409A of the Code) (any amount payable upon such “separation from service” being subject to the first sentence of this Section 8(e)); (ii) a “change of control” of the Company (within the meaning of Section 409A of the Code); or (iii) your death.
9.    No Mitigation; No Set-Off. In the event of any termination of your employment hereunder, you will be under no obligation to seek other employment and there will be no offset against any amounts due to you under this Agreement on account of any remuneration attributable to any subsequent employment that you may obtain.
10.    Return of Documents. Upon termination of your employment with the Company and its affiliates, or at any time as the Company may request, you will promptly deliver to the Company, as requested, all documents (whether prepared by the Company, an affiliate, you or a third party) relating to the Company, an affiliate or any of their businesses or property which you may possess or have under your direction or control other than documents provided to you in your capacity as a participant in any employee benefit plan, policy or program of the Company or any agreement by and between you and the Company with regard to your employment or severance.
11.    Ancillary Agreements. In connection with the execution of this Agreement, you agree to concurrently execute the Non-Competition and Non-Solicitation Agreement (the “Non-Competition Agreement”), the Employee Confidentiality and Assignment Agreement (the “Confidentiality and Assignment Agreement”), and the Incentive-Based Compensation Clawback Policy, which are attached as Appendix B, Appendix C and Appendix D, respectively, each of which is incorporated by reference into this Agreement and all of which are collectively referred to as the “Ancillary Agreements”.
12.    Indemnification. The Company will indemnify you and hold you harmless to the fullest extent permitted by law for any action or inaction by you while serving as an officer of the Company or, at the Company’s request, as an officer or director of any other entity or as a fiduciary of any benefit plan. The Company will cover you under directors and officers liability insurance both during and, while potential liability exists, after the Employment Term in the same amount and to the same extent as the Company covers its other officers and directors.
13.    Duty to Cooperate. You agree, after the termination of your employment, to reasonably cooperate with the Company and its affiliates and their respective directors, officers, attorneys and experts in all matters relating to your pending work on behalf of the Company and the orderly transfer of such pending work to other employees of the Company as may be designated by the Company. You further agree that you will cooperate in any legal disputes, proceedings or business matters relating to issues or incidents which took place during the term of your employment. Such cooperation may include appearances in court or discovery proceedings. Your reasonable and pre-approved out-of-pocket expenses incurred in connection therewith shall be reimbursed by the Company. Such expenses, however, will not include reimbursement for lost wages or attorneys’ fees and costs, unless such attorneys’ fees and costs are otherwise covered under the indemnification provisions of Section 12 hereof or under any other indemnification coverage to which you may be entitled as a result of your role on behalf of the Company. The Company will provide you with reasonable notice whenever possible of the need for your cooperation.
14.    Legal Fees. Subject to your continued employment as of the payment date, the Company will pay your reasonable legal fees and costs associated with entering into this Agreement, not to exceed $5,000. All payments by the Company of the legal fees to you under this Section 14 will be for expenses incurred during your lifetime and will be made within ninety (90) days after the date you submit evidence of such expenses, and in all events prior to the last day of the calendar year following the calendar year in which you incur the expense. In no event will the amount of expenses reimbursed or paid in one year affect the amount of expenses eligible for reimbursement, or payment to, or for you in any other taxable year.
15.    Disputes. All disputes and controversies arising under or in connection with this Agreement, other than the seeking of injunctive or other equitable relief pursuant to the Non-Competition Agreement or the Confidentiality and Assignment Agreement, will be settled by arbitration conducted before a panel of three (3) arbitrators sitting in New York City, New York, or such other location agreed by the parties hereto, in accordance with the rules for expedited resolution of employment disputes of the American Arbitration Association then in effect. The determination of the majority of the arbitrators will be final and binding on the parties. Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction. The Company will promptly pay all expenses of such arbitration, including the fees and expenses of your counsel. If the arbitrators determine that your position was overall frivolous or otherwise taken in bad faith, the arbitrators may determine that you be required to reimburse the Company for your own legal fees.
16.    Certain Adjustments by the Company. Notwithstanding any provision of this Agreement to the contrary, if any payment or benefit to be paid or provided to you, under this Agreement or any other arrangement (collectively, the “Total Payments”), would be a “Parachute Payment,” within the meaning of Section 280G of the Code, but for the application of this sentence, then the Total Payments will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes a Parachute Payment; provided, however, that the foregoing reduction will be made only if and to the extent that such reduction would result in an increase in the aggregate payments and benefits to be provided to you, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes). Any determinations required to be made under this Section 16 will be made by the Company’s independent accountants or another major accounting firm selected by the Company, which will provide detailed supporting calculations both to the Company and you within fifteen (15) business days after the date of the termination of your employment or such earlier time as is requested by the Company, and will be made at the expense of the Company. The fact that your right to payments or benefits may be reduced by reason of the limitations contained in this Section 16 will not of itself limit or otherwise affect any of your other rights under this Agreement. If any payment or benefit is required to be reduced pursuant to this Section 16 and no such payment or benefit qualifies as a “deferral of compensation” within the meaning of and subject to Section 409A of the Code (“Nonqualified Deferred Compensation”), you will be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this Section 16. The Company will provide you with all information that you reasonably request to permit you to make such designation. If any payment or benefit is required to be reduced pursuant to this Section 16 and any such payment or benefit constitutes Nonqualified Deferred Compensation or you fail to elect an order in which payments or benefits will be reduced pursuant to this Section 16, then the reduction will occur in the following order: (a) the payments under Section 8(a)(iii), (b) the payments under Section 8(a)(v), (c) any other cash payments to be made to you but only if the value of such cash payments is not greater than the parachute value of such payments, (d) other payments, including cancellation of acceleration of vesting, if applicable, ratably. Within any category of payments and benefits (that is, (a), (b), (c) or (d)), (i) a reduction will occur first with respect to amounts that are not Nonqualified Deferred Compensation within the meaning of Section 409A of the Code and then with respect to amounts that are, and (ii) the payment and/or benefit amounts to be reduced and the acceleration of vesting to be cancelled, if applicable, shall be reduced or cancelled in the inverse order of their originally scheduled dates of payment or vesting, as applicable.
17.     Representations.

(a) You represent that your employment under this Agreement will not violate any law or duty by which you are bound, and will not conflict with or violate any agreement or instrument (including any non-competition or non-solicitation covenants with any prior employer or any other entity) to which you are a party or by which you are bound.
(b) You acknowledge that (i) all cash and equity incentive awards granted to you by the Company or any of its affiliates will be subject to the terms of such awards (as set forth in this Agreement and the respective grant agreements) and will be subject to recapture under the Company’s clawback policy as currently in effect and as may be amended from time to time and (ii) you will be subject to the Company’s stock ownership guidelines as currently in effect and as may be amended from time to time.
(c) You represent that you are legally authorized to work in the United States, and you will provide documentation showing such authorization to the Company on your Effective Date. You acknowledge that, in order for the Company to comply with United States law, the Company may not employ anyone who cannot provide documentation showing that they are legally authorized to work in the United States.
(d) You represent that during your employment with your prior employers: (i) you complied materially with all codes of conduct and policies of your prior employers, including those regarding nondiscrimination and harassment in the workplace, insider trading and improper payments, and all laws underlying such codes of conduct and policies (the “Standards”), and (ii) you were not disciplined for a violation of the Standards. In addition, you represent that you are not aware of any allegations against you claiming a violation of the Standards.
(e) You represent that all information provided to the Company or its agents by you or your representatives with regard to your background, and all representations made by you to the Company or its agents in the hiring process, were and are true and correct to the best of your knowledge. Your breach of this representation will constitute “Cause.”
18.    Miscellaneous.
(a)    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws.
(b)    Entire Agreement/Amendments. This Agreement and the instruments contemplated herein contain the entire understanding of the parties with respect to the employment of you by the Company from and after the Effective Date and, from the Effective Date, supersede any prior written or oral agreements between the Company and you, other than the Ancillary Agreements, which were executed by you in connection with this Agreement and are incorporated by reference into this Agreement. In the event of any conflict in terms or provisions between this Agreement and the Ancillary Agreements, the terms and provisions of this Agreement will prevail and govern. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth or referred to herein and therein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.
(c)    No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion will not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any such waiver must be in writing and signed by you or an authorized officer of the Company, as the case may be.
(d)    Assignment. This Agreement will not be assignable by you. This Agreement will be assignable by the Company only to an acquirer of all or substantially all of the assets of or other successor to the Company, provided such acquirer or successor promptly assumes all of the obligations hereunder of the Company in a writing delivered to you and otherwise complies with the provisions hereof with regard to such assumption.
(e)    Successors; Binding Agreement; Third Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees legatees and permitted assignees of the parties hereto.
(f)    Communications. For the purpose of this Agreement, notices and all other communications provided for in this Agreement will be in writing and be deemed to have been duly given (i) when faxed or delivered (including via electronic mail), or (ii) two (2) business days after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to your latest address on file with the Company and the Company’s address at 800 Connecticut Avenue, Norwalk, Connecticut, 06854, as applicable, provided that all notices to the Company will be directed to the attention of the Secretary of the Company, or to such other address as any party may have furnished to the other in writing in accordance herewith. Notice of change of address will be effective only upon receipt.
(g)    Withholding Taxes. The Company may withhold from any and all amounts payable under this Agreement such Federal, state and local taxes and other similar amount as may be required to be withheld pursuant to any applicable law or regulation. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to guarantee any particular tax result for you with respect to any payment provided to you hereunder, and you will be responsible for any taxes imposed on you with respect to any such payment.
(h)    Survivorship. The respective rights and obligations of the parties hereunder, including, without limitation, those in the Ancillary Agreements, will survive any termination of your employment to the extent necessary to the agreed preservation of such rights and obligations.
(i)    Counterparts. This Agreement may be signed in counterparts (including via facsimile or other electronic transmission), each of which will be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(j)    Headings. The headings of the sections contained in this Agreement are for convenience only and will not be deemed to control or affect the meaning or construction of any provision of this Agreement.
(k)    Section 409A of the Code. Each payment or reimbursement and the provision of each benefit under this Agreement will be considered a separate payment and not one of a series of payments for purposes of Section 409A of the Code. Furthermore, if any payment made under this Agreement is subject to payment during a specified time frame (e.g., within ninety (90) days of a termination of employment) as opposed to payment on a specific payment date (e.g., January 1, 2020), the Company, in its sole discretion, will determine the exact date upon which such payment will be made during the specified payment period. To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Code so that the income inclusion provisions of Section 409A(a)(1) do not apply. This Agreement will be administered in a manner consistent with this intent. All reimbursements provided under this Agreement will be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during your lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit. Reference to Section 409A of the Code includes any regulations, or any other formal guidance, promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service. Finally, if the period after the date of termination during which the Release must become effective spans two calendar years, any payments or benefits conditioned on the Release will not be made or commence to be made until the second calendar year.
20.    Operation of Agreement. This Agreement will be binding immediately upon its execution, but, notwithstanding any provision of this Agreement to the contrary, this Agreement will not become effective or operative (and neither party will have any obligation hereunder) until the Effective Date.

*    *    *

If you agree with the foregoing, please sign and date this Agreement in the space indicated below.

Very truly yours,
BOOKING HOLDINGS INC.

/s/ David Goulden
David Goulden
Executive Vice President and Chief         Financial Officer

Accepted and agreed to:

/s/ Sue D’Emic
Sue D’Emic
Date:

Appendix A: Form of Release
Appendix B: Non-Competition and Non-Solicitation Agreement
Appendix C: Employee Confidentiality and Assignment Agreement
Appendix D: Incentive-Based Compensation Clawback Policy

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